UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 7, 2008

STEREOTAXIS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50884	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On February 7, 2008, Stereotaxis, Inc. (the “Company”) announced that it had obtained $20 million in one-year secured loan commitments from two current shareholders. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Forward Looking Statements

The Company may make statements herein or incorporated herein release that are “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included or incorporated herein that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are not guarantees of future events or the Company’s future performance and are subject to risks, uncertainties and other important factors that could cause events or the Company’s actual performance or achievements to be materially different than those projected by the Company. For a full discussion of these risks, uncertainties and factors, the Company encourages you to read its documents on file with the SEC. Except as required by law, the Company does not intend to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated February 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: February 7, 2008	By:	/s/ James M. Stolze
	Name:	James M. Stolze
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press release dated February 7, 2008